Exhibit 4.2

016570| 003590|127C|RESTRICTED||4|057-423

% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

Certificate Number

ZQ 000000

% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

HUDSON PACIFIC PROPERTIES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT

is the owner of

CUSIP XXXXXX XX X

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER

INFORMATION

** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample MR. **** Mr. Alexander SAMPLE David Sample **** Mr. Alexander David &Sample MRS. **** Mr. Alexander David SAMPLE Sample **** Mr. Alexander David & Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander MR. David Sample SAMPLE **** Mr. Alexander David Sample & **** Mr. Alexander MRS. David Sample **** SAMPLE Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Sample **** Mr. Sample

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FULLY-PAID AND NON-ASSESSABLE SHARES OF THE __% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE PER SHARE, OF

Hudson Pacific Properties, Inc., a Maryland corporation (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the charter (the “Charter”), and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent). This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED >

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT AND REGISTRAR,

Chief Executive Officer

President and Secretary

By

AUTHORIZED SIGNATURE

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4

CUSIP XXXXXX XX X Holder ID XXXXXXXXXX

Insurance Value 00.1,000,000 Number of Shares 123456

DTC 12345678901234512345678

Certificate Numbers Num/No Denom. Total.

1234567890/1234567890 111 1234567890/1234567890 222 1234567890/1234567890 333 1234567890/1234567890 444 1234567890/1234567890 555 1234567890/1234567890 666

Total Transaction 7

016570| 003590|127C|RESTRICTED||4|057-423

Shares

* * 6 0 0 6 2 0 * * * * * *

* * * 6 0 0 6 2 0 * * * * *

* * * * 6 0 0 6 2 0 * * * *

* * * * * 6 0 0 6 2 0 * * *

* * * * * * 6 0 0 6 2 0 * *

SECURITY INSTRUCTIONS ON REVERSE

HUDSON PACIFIC PROPERTIES, INC.

IMPORTANT NOTICE

The Company will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Company has authority to issue and, if the Company is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Company at its principal office or to the Transfer Agent.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Charter, (i) no Person may Beneficially or Constructively Own shares of the Company’s Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Company in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Company, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Company being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership set forth in (i) through (iii) above are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Company may take other actions, including redeeming shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

All capitalized terms in this legend have the meanings defined in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Company on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its principal office.

The shares of Series B Preferred Stock represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Company’s Charter, no Person may Beneficially or Constructively Own shares of the Company’s Series B Preferred Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Series B Preferred Stock of the Company unless such Person is a Series B Excepted Holder (in which case the Series B Excepted Holder Limit shall be applicable). Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Series B Preferred Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Series B Preferred Stock in excess or in violation of the above limitations must immediately notify the Company. If the restrictions on transfer or ownership set forth above are violated, the shares of Series B Preferred Stock represented hereby will be automatically transferred to a Series B Trustee of a Series B Trust for the benefit of one or more Series B Charitable Beneficiaries. In addition, the Company may take other actions, including redeeming shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Series B Preferred Stock of the Company on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its Principal Office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship

UNIF GIFT MIN ACT - Custodian

(Cust) (Minor)

under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT - Custodian (until age )

(Cust)

under Uniform Transfers to Minors Act

(Minor)

(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares

of the Series B Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

20

Signature:

Signature:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

THE SIGNATURE(S) Signature(s) SHOULD BE Guaranteed: GUARANTEED BY Medallion AN ELIGIBLE Guarantee GUARANTOR Stamp INSTITUTION (Banks, Stockbrokers, SIGNATURE GUARANTEE Savings and Loan MEDALLION Associations PROGRAM, and Credit PURSUANT Unions) WITH TO S. E. MEMBERSHIP C. RULE 17Ad-15. IN AN APPROVED

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER DO NOT ACCEPT WITHOUT NOTING WATERMARK HOLD TO LIGHT TO VARIFY WATERMARK

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